Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS THIRD QUARTER RESULTS

HAMILTON, Bermuda (November 5, 2018) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $938 and adjusted book value per share of $926 as of September 30, 2018. Book value per share and adjusted book value per share both increased 2% in the third quarter of 2018 and 1% in the first nine months of 2018, including dividends. Comprehensive income (loss) attributable to common shareholders was $40 million and $(5) million in the third quarter and first nine months of 2018, compared to comprehensive income attributable to common shareholders of $565 million and $608 million in the third quarter and first nine months of 2017, which included the gain from the sale of OneBeacon.

Manning Rountree, CEO, commented, “Overall results in the quarter were solid, with ABVPS up 2%. The components were mixed. Our investment portfolio was up 3.1%, a strong result driven by equities. BAM had a slow quarter, with premiums and MSC from new business dipping to $16 million, reflecting lower pricing levels. NSM had solid results, with modest growth in premiums. MediaAlpha posted record results, yet again. Kudu announced their first transaction in the quarter and two more in October, deploying $63 million of capital in total.  More broadly, we continue to pursue capital deployment opportunities with energy, rigor and discipline.”

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) from new business totaled $16 million and $56 million in the third quarter and first nine months of 2018, compared to $19 million and $68 million in the third quarter and first nine months of 2017. BAM insured municipal bonds with par value of $2.2 billion and $6.6 billion in the third quarter and first nine months of 2018, compared to $2.0 billion and $7.1 billion in the third quarter and first nine months of 2017. Total pricing was 75 and 91 basis points in the third quarter and first nine months of 2018, compared to 103 and 99 basis points in the third quarter and first nine months of 2017. BAM’s total claims paying resources were $835 million at September 30, 2018, compared to $708 million at December 31, 2017 and $687 million at September 30, 2017. The increase in claims paying resources was primarily driven by the $100 million reinsurance agreement with Fidus Re completed in the second quarter of 2018.

Seán McCarthy, CEO of BAM, said, “BAM’s total par insured was up 6% compared with the same period in 2017, with a higher average transaction size and more active institutional buying. While pricing was lower in the quarter, risk adjusted pricing remained at healthy levels. BAM posted another quarter of organic growth in claims-paying resources.”

HG Global reported pre-tax income of $8 million and $21 million in the third quarter and first nine months of 2018, compared to pre-tax income of $7 million and $20 million in the third quarter and first nine months of 2017. White Mountains reported pre-tax loss related to BAM of $17 million and $53 million in the third quarter and first nine months of 2018, compared to pre-tax loss of $12 million and $36 million in the third quarter and first nine months of 2017. The changes at BAM were driven primarily by lower investment returns in 2018, primarily from unrealized losses on fixed income investments, as interest rates rose during the quarter.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

NSM reported a pre-tax loss of $5 million and $2 million for the third quarter of 2018 and the period from May 11, 2018 (the closing date of White Mountains’s acquisition of NSM) through September 30, 2018. NSM’s adjusted EBITDA was $6 million and $11 million in the third quarter of 2018 and the period from May 11, 2018 through September 30, 2018. NSM reported revenues of $40 million and $63 million in the third quarter of 2018 and the period from May 11, 2018 through September 30, 2018. NSM’s pre-tax loss in the third quarter of 2018 included $5 million of amortization of other intangible assets, $2 million of which related to the period from May 11, 2018 to June 30, 2018, as well as $3 million of general and administrative expenses related to the change in the fair value of NSM’s contingent consideration earnout liabilities related to prior acquisitions.

Geof McKernan, CEO of NSM, said, “We continue to grow our business organically across our specialty divisions while also investing in technology and people. We remain acquisitive, with a strong appetite for profitable specialty insurance businesses in the United States and United Kingdom.”

MediaAlpha

MediaAlpha reported pre-tax income of $5 million and $9 million in the third quarter and first nine months of 2018, compared to pre-tax loss of $1 million and $3 million in the third quarter and first nine months of 2017. MediaAlpha’s adjusted EBITDA was $8 million and $25 million in the third quarter and first nine months of 2018, compared to $2 million and $5 million in the third quarter and first nine months of 2017. MediaAlpha reported revenues of $75 million and $218 million in the third quarter and first nine months of 2018, compared to $38 million and $101 million in the third quarter and first nine months of 2017. The increases in pre-tax income, adjusted EBITDA and revenues for both periods were primarily driven by growth in the P&C vertical and the Health, Medicare and Life vertical, which includes the impact of the acquisition of assets from Healthplans.com in the fourth quarter of 2017.

Cost of sales was $62 million and $179 million in the third quarter and first nine months of 2018, compared to $32 million and $86 million in the third quarter and first nine months of 2017. The increase in cost of sales was primarily driven by transaction volume growth. General and administrative expenses were $5 million and $21 million in the third quarter and first nine months of 2018, compared to $4 million and $11 million in the third quarter and first nine months of 2017. The increase for the first nine months of 2018 compared to the first nine months of 2017 was primarily driven by the recognition of non-cash equity-based compensation expense of $7 million in the first nine months of 2018.

Other Operations

White Mountains’s Other Operations segment reported pre-tax income (loss) of $53 million and $(9) million in the third quarter and first nine months of 2018, compared to pre-tax income of $14 million and $21 million in the third quarter and first nine months of 2017. The changes were driven primarily by (i) higher investment returns in the third quarter of 2018 and lower investment returns in the first nine months of 2018 compared to the same periods of 2017 and (ii) a reduction in general and administrative expenses. Net realized and unrealized gains were $70 million and $37 million in the third quarter and first nine months of 2018, compared to net realized and unrealized gains of $32 million and $99 million in the third quarter and first nine months of 2017. Net investment income was $9 million and $32 million in the third quarter and first nine months of 2018, compared to $9 million and $31 million in the third quarter and first nine months of 2017.

General and administrative expenses were $26 million and $79 million in the third quarter and first nine months of 2018, compared to $27 million and $114 million in the third quarter and first nine months of 2017. The decrease for the first nine months of 2018 compared to the first nine months of 2017 was primarily driven by lower incentive compensation costs.

In late October, the Swedish Administrative Court ruled against Sirius Group on its appeal of the Swedish Tax Agency’s denial of certain interest deductions relating to periods prior to the sale of Sirius Group to CMI in 2016. In connection with the sale, White Mountains indemnified Sirius Group against the loss of these interest deductions. As a result, in the third quarter, White Mountains recorded a loss of $17 million within discontinued operations, reflecting the value of these interest deductions. Sirius Group intends to appeal the decision to the Swedish Administrative Court of Appeal.

Share Repurchases

White Mountains did not repurchase any common shares in the third quarter of 2018. For the first nine months of 2018, White Mountains repurchased and retired 585,033 of its common shares for $513 million at an average share price of $877, or approximately 95% of White Mountains’s September 30, 2018 adjusted book value per share. As of September 30, 2018, White Mountains had approximately $1.4 billion of undeployed capital.

Investments

The total return on invested assets was 3.1% in the third quarter of 2018 and 2.8% in the first nine months of 2018.  This compares to a return of 1.4% in the third quarter of 2017 and 4.3% in the first nine months of 2017.

Mark Plourde, Managing Director of White Mountains Advisors, said, “The total portfolio was up 3.1% for the quarter, driven by strong absolute returns in our equity portfolio. The fixed income portfolio returned 0.4%, outperforming the BBIA Index return of 0.1%.  Common stocks and ETFs returned 6.1%, underperforming the S&P 500 return of 7.7%. The relative underperformance was attributable to our international stock positions.  Other long-term investments returned 6.5%, primarily driven by strong returns in our private equity portfolio.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2018	December 31, 2017	September 30, 2017
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$677.7	$623.6	$631.4
Short-term investments	35.9	69.8	75.8
Total investments	713.6	693.4	707.2
Cash	17.9	25.6	19.2
Insurance premiums receivable	6.3	4.5	4.5
Deferred acquisition costs	17.6	14.8	14.1
Accrued investment income	4.8	3.4	3.3
Accounts receivable on unsettled investment sales	.2	.1	12.5
Other assets	5.1	5.6	5.0
Total Financial Guarantee assets	765.5	747.4	765.8

Specialty Insurance Distribution (NSM)
Short-term investments	.9	—	—
Cash	60.6	—	—
Premium and commission receivable	29.1	—	—
Goodwill and other intangible assets	431.0	—	—
Other assets	18.8	—	—
Total Specialty Insurance Distribution assets	540.4	—	—

Marketing Technology (MediaAlpha)
Cash	13.0	9.1	5.3
Goodwill and other intangible assets	45.9	53.7	29.3
Accounts receivable from publishers and advertisers	35.9	32.4	21.6
Other assets	2.2	1.3	.9
Total Marketing Technology assets	97.0	96.5	57.1

Other
Fixed maturity investments	354.2	1,506.1	858.6
Short-term investments	276.9	106.3	710.7
Common equity securities	1,043.5	866.1	774.4
Other long-term investments	289.7	208.8	229.6
Total investments	1,964.3	2,687.3	2,573.3
Cash	20.7	62.4	24.1
Accrued investment income	5.7	13.9	12.1
Accounts receivable on unsettled investment sales	3.3	20.9	177.6
Goodwill and other intangible assets	8.3	8.4	8.5
Other assets	14.3	19.1	11.7
Assets held for sale - Other	3.3	3.3	6.9
Total Other assets	2,019.9	2,815.3	2,814.2
Total assets	$3,422.8	$3,659.2	$3,637.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	September 30, 2018	December 31, 2017	September 30, 2017
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$156.2	$136.8	$118.5
Accounts payable on unsettled investment purchases	6.5	.6	44.1
Other liabilities	30.0	29.6	24.8
Total Financial Guarantee liabilities	192.7	167.0	187.4

Specialty Insurance Distribution (NSM)
Debt	149.3	—	—
Premiums payable	56.6	—	—
Contingent consideration earnout liabilities	20.1	—	—
Other liabilities	27.7	—	—
Total Specialty Insurance Distribution liabilities	253.7	—	—

Marketing Technology (MediaAlpha)
Debt	15.0	23.8	9.4
Amounts due to publishers and advertisers	37.7	31.6	21.4
Other liabilities	3.9	4.4	2.5
Total Marketing Technology liabilities	56.6	59.8	33.3

Other
Accrued incentive compensation	40.3	60.6	61.9
Accounts payable on unsettled investment purchases	14.2	—	5.6
Other liabilities	25.7	11.0	11.7
Total Other liabilities	80.2	71.6	79.2
Total liabilities	583.2	298.4	299.9

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	579.5	670.6	669.3
Retained earnings	2,407.3	2,823.2	2,800.8
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and interest rate swap	(2.8)	(1.3)	(1.3)
Total White Mountains’s common shareholders’ equity	2,984.0	3,492.5	3,468.8
Non-controlling interests	(144.4)	(131.7)	(131.6)
Total equity	2,839.6	3,360.8	3,337.2
Total liabilities and equity	$3,422.8	$3,659.2	$3,637.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$2,984.0	$2,940.1	$3,492.5	$3,468.8
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(146.3)	(150.1)	(157.0)	(161.8)
HG Global’s unearned premium reserve (1)	120.2	119.5	103.9	88.4
HG Global’s net deferred acquisition costs (1)	(29.4)	(29.1)	(24.3)	(19.6)
Adjusted book value per share numerator	$2,928.5	$2,880.4	$3,415.1	$3,375.8
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,180.5	3,180.4	3,750.2	3,750.0
Unearned restricted common shares	(18.5)	(22.4)	(16.8)	(22.7)
Adjusted book value per share denominator	3,162.0	3,158.0	3,733.4	3,727.3
GAAP book value per share	$938.19	$924.46	$931.30	$925.04
Adjusted book value per share	$926.14	$912.08	$914.75	$905.72

(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017

Quarter-to-date change in GAAP book value per share, including dividends:	1.5%	0.9%	0.7%	16.9%
Quarter-to-date change in adjusted book value per share, including dividends:	1.5%	1.0%	1.0%	17.1%
Year-to-date change in GAAP book value per share, including dividends:	0.8%	(0.6)%	18.8%	18.0%
Year-to-date change in adjusted book value per share, including dividends:	1.4%	(0.2)%	16.1%	14.9%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$295.5	$436.2	$—	$—
MediaAlpha	18.3	18.3	18.3	18.3
Other	7.6	7.6	7.6	7.6
Total goodwill	321.4	462.1	25.9	25.9

Other intangible assets:
NSM	135.5	—	—	—
MediaAlpha	27.6	30.0	35.4	11.0
Other	.7	.7	.8	.9
Total other intangible assets	163.8	30.7	36.2	11.9

Total goodwill and other intangible assets	485.2	492.8	62.1	37.8

Goodwill and other intangible assets attributed to non-controlling interests	(40.6)	(41.7)	(21.1)	(13.7)

Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$444.6	$451.1	$41.0	$24.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$3.3	$2.4	$9.7	$6.6
Net investment income	4.8	3.3	12.5	8.9
Net realized and unrealized investment (losses) gains	(4.1)	.8	(14.4)	3.2
Other revenues	.2	.2	.8	.8
Total Financial Guarantee revenues	4.2	6.7	8.6	19.5
Specialty Insurance Distribution (NSM)
Commission revenues	36.6	—	59.2	—
Other revenues	3.1	—	4.0	—
Total Specialty Insurance Distribution revenues	39.7	—	63.2	—
Marketing Technology (MediaAlpha)
Advertising and commission revenues	74.5	37.9	216.4	101.2
Other revenues	—	—	1.6	—
Total Marketing Technology revenues	74.5	37.9	218.0	101.2
Other
Net investment income	8.6	8.9	32.4	30.8
Net realized and unrealized investment gains	70.2	31.7	37.3	99.3
Advertising and commission revenues	1.1	.9	3.0	2.7
Other revenues	.4	1.4	.6	6.3
Total Other revenues	80.3	42.9	73.3	139.1
Total revenues	198.7	87.5	363.1	259.8
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	1.2	.9	3.9	3.0
Other underwriting expenses	.1	.1	.3	.3
General and administrative expenses	11.3	10.6	36.5	31.5
Total Financial Guarantee expenses	12.6	11.6	40.7	34.8
Specialty Insurance Distribution (NSM)
General and administrative expenses	25.8	—	37.9	—
Broker commission expense	10.9	—	17.5	—
Amortization of other intangible assets	5.0	—	5.0	—
Interest expense	3.2	—	4.8	—
Total Specialty Insurance Distribution expenses	44.9	—	65.2	—
Marketing Technology (MediaAlpha)
Cost of sales	61.8	32.2	179.1	86.0
General and administrative expenses	5.4	3.8	21.2	10.7
Amortization of other intangible assets	2.4	2.3	7.8	7.2
Interest expense	.2	.1	.9	.6
Total Marketing Technology expenses	69.8	38.4	209.0	104.5
Other
Cost of sales	1.1	.9	2.9	2.7
General and administrative and other expenses	26.0	27.3	79.0	113.9
Amortization of other intangible assets	—	.1	.1	.1
Interest expense	—	.8	.3	1.2
Total Other expenses	27.1	29.1	82.3	117.9
Total expenses	154.4	79.1	397.2	257.2
Pre-tax income (loss) from continuing operations	44.3	8.4	(34.1)	2.6
Income tax benefit	3.6	4.0	.4	5.3
Net income (loss) from continuing operations	47.9	12.4	(33.7)	7.9
Net (loss) gain from sale of discontinued operations, net of tax	(17.3)	554.3	(17.2)	552.7
Net (loss) income from discontinued operations, net of tax	—	(15.2)	—	20.5
Net income (loss)	30.6	551.5	(50.9)	581.1
Net loss attributable to non-controlling interests	10.2	10.6	47.2	23.6
Net income (loss) attributable to White Mountains’s common shareholders	$40.8	$562.1	$(3.7)	$604.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to White Mountains’s common shareholders	$40.8	$562.1	$(3.7)	$604.7
Other comprehensive (loss) income, net of tax	(.8)	—	(1.7)	.2
Comprehensive income from discontinued operations, net of tax	—	3.0	—	3.2
Comprehensive income (loss)	40.0	565.1	(5.4)	608.1
Other comprehensive income attributable to non-controlling interests	.2	—	.2	(.1)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$40.2	$565.1	$(5.2)	$608.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Basic income (loss) per share
Continuing operations	$18.27	$5.36	$3.90	$7.03
Discontinued operations	(5.44)	125.45	(4.98)	128.03
Total consolidated operations	$12.83	$130.81	$(1.08)	$135.06

Diluted income (loss) per share
Continuing operations	$18.27	$5.36	$3.90	$7.03
Discontinued operations	(5.44)	125.45	(4.98)	128.03
Total consolidated operations	$12.83	$130.81	$(1.08)	$135.06
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2018	HG Global/BAM
	HG Global	BAM	NSM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$2.6	$.7	$—	$—	$—	$3.3
Net investment income	1.6	3.2	—	—	8.6	13.4
Net investment income (loss) - BAM surplus note interest	5.7	(5.7)	—	—	—	—
Net realized and unrealized investment (losses) gains	(.7)	(3.4)	—	—	70.2	66.1
Advertising and commission revenues	—	—	36.6	74.5	1.1	112.2
Other revenues	—	.2	3.1	—	.4	3.7

Total revenues	9.2	(5.0)	39.7	74.5	80.3	198.7
Expenses:
Insurance acquisition expenses	.6	.6	—	—	—	1.2
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	61.8	1.1	62.9
General and administrative expenses	.2	11.1	25.8	5.4	26.0	68.5
Broker commission expense	—	—	10.9	—	—	10.9
Amortization of other intangible assets	—	—	5.0	2.4	—	7.4
Interest expense	—	—	3.2	.2	—	3.4

Total expenses	.8	11.8	44.9	69.8	27.1	154.4

Pre-tax income (loss)	$8.4	$(16.8)	$(5.2)	$4.7	$53.2	$44.3

For the Three Months Ended September 30, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$1.8	$.6	$—	$—	$2.4
Net investment income	1.0	2.3	—	8.9	12.2
Net investment income (loss) - BAM surplus note interest	4.8	(4.8)	—	—	—
Net realized and unrealized investment gains	.1	.7	—	31.7	32.5
Advertising and commission revenues	—	—	37.9	.9	38.8
Other revenues	—	.2	—	1.4	1.6

Total revenues	7.7	(1.0)	37.9	42.9	87.5
Expenses:
Insurance acquisition expenses	.4	.5	—	—	.9
Other underwriting expenses	—	.1	—	—	.1
Cost of sales	—	—	32.2	.9	33.1
General and administrative expenses	.3	10.3	3.8	27.3	41.7
Amortization of other intangible assets	—	—	2.3	.1	2.4
Interest expense	—	—	.1	.8	.9

Total expenses	.7	10.9	38.4	29.1	79.1

Pre-tax income (loss)	$7.0	$(11.9)	$(.5)	$13.8	$8.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2018	HG Global/BAM
	HG Global	BAM	NSM (1)	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$7.6	$2.1	$—	$—	$—	$9.7
Net investment income	4.1	8.4	—	—	32.4	44.9
Net investment income (loss) - BAM surplus note interest	17.2	(17.2)	—	—	—	—
Net realized and unrealized investment (losses) gains	(5.5)	(8.9)	—	—	37.3	22.9
Advertising and commission revenues	—	—	59.2	216.4	3.0	278.6
Other revenue	—	.8	4.0	1.6	.6	7.0

Total revenues	23.4	(14.8)	63.2	218.0	73.3	363.1
Expenses:
Insurance acquisition expenses	1.8	2.1	—	—	—	3.9
Other underwriting expenses	—	.3	—	—	—	.3
Cost of sales	—	—	—	179.1	2.9	182.0
General and administrative expenses	.8	35.7	37.9	21.2	79.0	174.6
Broker commission expense	—	—	17.5	—	—	17.5
Amortization of other intangible assets	—	—	5.0	7.8	.1	12.9
Interest expense	—	—	4.8	.9	.3	6.0

Total expenses	2.6	38.1	65.2	209.0	82.3	397.2

Pre-tax income (loss)	$20.8	$(52.9)	$(2.0)	$9.0	$(9.0)	$(34.1)
(1) NSM's results are from May 11, 2018, the date of acquisition, to the end of the third quarter.

For the Nine Months Ended September 30, 2017	HG Global/BAM
	HG Global	BAM	MediaAlpha	Other	Total
Revenues:
Earned insurance premiums	$5.0	$1.6	$—	$—	$6.6
Net investment income	2.4	6.5	—	30.8	39.7
Net investment income (loss) - BAM surplus note interest	14.3	(14.3)	—	—	—
Net realized and unrealized investment gains	.4	2.8	—	99.3	102.5
Advertising and commission revenues	—	—	101.2	2.7	103.9
Other revenue	—	.8	—	6.3	7.1

Total revenues	22.1	(2.6)	101.2	139.1	259.8
Expenses:
Insurance acquisition expenses	1.0	2.0	—	—	3.0
Other underwriting expenses	—	.3	—	—	.3
Cost of sales	—	—	86.0	2.7	88.7
General and administrative expenses	.8	30.7	10.7	113.9	156.1
Amortization of other intangible assets	—	—	7.2	.1	7.3
Interest expense	—	—	.6	1.2	1.8

Total expenses	1.8	33.0	104.5	117.9	257.2

Pre-tax income (loss)	$20.3	$(35.6)	$(3.3)	$21.2	$2.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
BAM	2018	2017	2018	2017
Gross par value of primary market policies issued	$2,029.4	$1,872.5	$5,953.6	$6,487.8
Gross par value of secondary market policies issued	144.9	170.9	605.0	627.6
Total gross par value of market policies issued	$2,174.3	$2,043.4	$6,558.6	$7,115.4

Gross written premiums	$3.9	$10.9	$28.9	$42.0
Member surplus contributions (MSC) collected	12.1	8.4	26.9	25.7
Total gross written premiums and MSC collected	$16.0	$19.3	$55.8	$67.7
Present value of future installment MSC collections	.2	1.7	3.0	2.9
Gross written premium adjustments on existing installment policies	—	—	1.1	—
Gross written premiums and MSC from new business	$16.2	$21.0	$59.9	$70.6
Total pricing	75 bps	103 bps	91 bps	99 bps

	As of September 30, 2018	As of December 31, 2017
Policyholders’ surplus	$419.8	$427.3
Contingency reserve	44.9	34.8
Qualified statutory capital	464.7	462.1
Statutory net unearned premiums	33.3	30.5
Present value of future installment premiums and MSC	12.7	9.0
HG Re, Ltd collateral trusts at statutory value	223.9	206.8
Fidus Re, Ltd collateral trusts at statutory value	100.0	—
Claims paying resources	$834.6	$708.4

	Three Months Ended September 30,		Nine Months Ended September 30,
HG Global	2018	2017	2018	2017
Net written premiums	$3.4	$9.0	$24.5	$35.4
Earned premiums	$2.6	$1.8	$7.6	$5.0

	As of September 30, 2018	As of December 31, 2017
Unearned premiums	$124.1	$107.2
Deferred acquisition costs	$30.3	$25.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (continued)
(millions)
(Unaudited)

NSM	Three Months Ended September 30, 2018	Period Ended September 30, 2018 (1)
Commission revenues	$36.6	$59.2
Broker commission expense	10.9	17.5
Gross profit	25.7	41.7
Other revenue	3.1	4.0
General and administrative expenses	25.8	37.9
Amortization of other intangible assets	5.0	5.0
Interest expense	3.2	4.8
GAAP pre-tax loss	(5.2)	(2.0)
Income tax benefit	(1.6)	(.5)
GAAP net loss	(3.6)	(1.5)

Add back:
Change in fair value of contingent consideration earnout liabilities	2.6	2.6
Interest expense	3.2	4.8
Income tax benefit	(1.6)	(.5)
General and administrative expenses - depreciation	.6	1.0
Amortization of other intangible assets	5.0	5.0
Adjusted EBITDA	$6.2	$11.4
(1) NSM’s results are from May 11, 2018, the date of acquisition, to the end of the third quarter.

	Three Months Ended September 30,		Nine Months Ended September 30,
MediaAlpha	2018	2017	2018	2017
Advertising and commission revenues	$74.5	$37.9	$216.4	$101.2
Cost of sales	61.8	32.2	179.1	86.0
Gross profit	12.7	5.7	37.3	15.2
Other revenue	—	—	1.6	—
General and administrative expenses	5.4	3.8	21.2	10.7
Amortization of other intangible assets	2.4	2.3	7.8	7.2
Interest expense	.2	.1	.9	.6
GAAP pre-tax income (loss)	4.7	(.5)	9.0	(3.3)
Income tax expense	—	—	—	—
GAAP net income (loss)	4.7	(.5)	9.0	(3.3)

Add back:
Non-cash equity-based compensation expense	.2	—	6.9	—
Interest expense	.2	.1	.9	.6
Income tax expense	—	—	—	—
General and administrative expenses - depreciation	.2	—	.2	.1
Amortization of other intangible assets	2.4	2.3	7.8	7.2
Adjusted EBITDA	$7.7	$1.9	$24.8	$4.6

Regulation G

This earnings release includes three non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

•
Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the expected timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global. Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $151 million, $155 million, $162 million and $167 million less than the nominal GAAP carrying values as of September 30, 2018, June 30, 2018, December 31, 2017, and September 30, 2017, respectively. The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $94 million, $93 million, $82 million and $71 million as of September 30, 2018, June 30, 2018, December 31, 2017, and September 30, 2017, respectively. White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

•
Gross written premiums and member surplus contributions from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums (i) to add members’ surplus contributions (MSC), (ii) to include the present value of future installment MSC not yet collected and (iii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC is included on page 11.

•
Adjusted EBITDA is a non-GAAP financial measure, which is defined as net income (loss) excluding interest expense on debt, income tax benefit (expense), depreciation and amortization, and certain adjustments at NSM and MediaAlpha. In the case of NSM, adjusted EBITDA also excludes the change in the fair value of NSM’s contingent earnout liability related to prior transactions. In the case of MediaAlpha, adjusted EBITDA also excludes non-cash equity-based compensation expense. White Mountains believes that adjusted EBITDA is useful to management and investors in analyzing NSM’s and MediaAlpha's fundamental economic performance. White Mountains believes that investors commonly use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies within the same industry. See page 12 for the reconciliation of NSM’s and MediaAlpha's GAAP net income (loss) to adjusted EBITDA.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•
the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	competitive forces, including the conduct of other insurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.